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                                                                  EXHIBIT 23(C)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To First Chicago NBD Corporation:

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated December 1, 1995, on the supplemental consolidated financial statements of First Chicago NBD Corporation, included in the Current Report on Form 8-K of First Chicago NBD Corporation dated December 4, 1995, and to the reference to our Firm under the caption "Experts" included in this Registration Statement.

                                                            ARTHUR ANDERSEN LLP

Chicago, Illinois,
December 27, 1995